Exhibit 99.1

Contacts:
Stephanie Diaz (Investors)	Tim Brons (Media)
Vida Strategic Partners	Vida Strategic Partners
415-675-7401	415-675-7402
sdiaz@vidasp.com	tbrons@vidasp.com

Avid Bioservices Reports Financial Results for First Quarter Fiscal 2019

and Recent Developments

-- Fiscal 2019 Projected Revenue of $51 to $55 Million Reaffirmed --

-- Multiple Projects Advanced During the Quarter --

-- Initiated Operations of New Process Development Laboratories --

TUSTIN, Calif., September 10, 2018 – Avid Bioservices, Inc. (NASDAQ:CDMO) (NASDAQ:CDMOP), a dedicated biologics contract development and manufacturing organization (CDMO) working to improve patient lives by providing high quality development and manufacturing services to biotechnology and pharmaceutical companies, today announced financial results for the first quarter of fiscal year (FY) 2019 ended July 31, 2018, and provided an update on its contract manufacturing operations, and other corporate highlights.

Highlights Since April 30, 2018

“During the first quarter of FY 2019, Avid continued to successfully execute the plan we outlined during our year-end earnings call in July. As a result, we are reaffirming our revenue guidance for FY 2019 of $51 to $55 million. Our confidence in achieving this target is driven by the expected recognition of a significant portion of our confirmed backlog of $39 million during the remainder of FY 2019, and high visibility on customer orders for the balance of the year. This includes the anticipated expansion of multiple projects underway with existing clients and additional revenue from numerous issued new client proposals. To support this effort, we have built an exceptional business development team with a cumulative 60+ years of CDMO industry experience. We are aggressively pursuing new customers and building visibility for the business within the industry.  We are actively and successfully on-boarding recently awarded projects and significantly enhancing our process development capabilities to best service the growing demands of our customers.  The Master Service Agreements that we’ve executed in calendar 2018 are all now contributing to process development revenue. We believe the advances made during the first quarter through our business development efforts and process development enhancements have placed us on track to achieve each of our primary goals: to grow and stabilize revenues through an expanded customer base; to improve margins through increased capacity utilization; and to position the company to achieve positive cash flow,” said Roger Lias, Ph.D., Avid’s president and chief executive officer.

1

Recent CDMO Developments

•	Initiated operations in the first of our new process development laboratories during the quarter.

•	Continued progress with ongoing expansion and optimization of our process development capabilities and laboratory space, including:
o	Expanding the total available process development laboratory space to more than 6,000 square feet;
o	Upgrading the infrastructure and equipment within the existing process development laboratories;
o	Implementing new state-of-the-art technologies and equipment designed to facilitate efficient, high-throughput development of upstream and downstream manufacturing processes.

•	Signed project extensions with existing clients in the amount of $4.1 million during the quarter. This $4.1 million is included in our current backlog.

Recent Corporate Developments

•	Received final payment of $2.0 million in September 2018 for a total of $8.0 million in upfront payments associated with the Asset Assignment and Purchase Agreement signed with Oncologie, Inc. in February 2018 for Avid's legacy phosphatidylserine (PS)-targeting program including bavituximab.

Financial Highlights and Guidance

•	The company is reaffirming revenue guidance for the full FY 2019 of $51 million - $55 million (ASC 606).

•	The current revenue backlog as of July 31, 2018 was $39 million, the majority of which we expect to recognize in FY 2019. Excluding the impact of adopting ASC 606, backlog was $60 million, an increase of 3.6% as compared to $58 million at the end of the fourth quarter of FY 2018.

•	Contract manufacturing revenue was $12.6 million for the first quarter of FY 2019 compared to $27.1 million for the first quarter of FY 2018. The decline as compared to the same prior year period is primarily attributed to a previously disclosed shipping delay which resulted in $9.9 million in revenue recognized in the first quarter of FY 2018 for manufacturing runs completed, but not shipped, from the fourth quarter of FY 2017. Another factor contributing to the decline is the decreased demand from our two lead customers as previously disclosed, offset by the adoption of ASC 606, which accelerated revenue recognition for a portion of Avid’s projects.

•	Gross margin for the first quarter of FY 2019 was 9%, a 15% decrease compared to the same prior year period. The decrease in gross margin was primarily attributed to the shipping delay discussed previously, fewer manufacturing runs during the period that contributed to an increase in idle capacity during the quarter, combined with the variability of manufacturing costs from product to product.

•	Selling, general and administrative expenses for the first quarter of FY 2019 were $3.2 million, a 17% decrease compared to $3.9 million for the first quarter of FY 2018. The decrease in the quarter was driven primarily by the company’s previous efforts to align the cost structure to match the needs of Avid’s current CDMO operations by reducing expenses and streamlining Avid’s operations.

•	For the first quarter of FY 2019, the company recorded consolidated net loss attributable to common stockholders of $3.4 million, or $0.06 per share, compared to a consolidated net loss attributable to common stockholders of $2.6 million, or $0.06 per share, for the same prior year quarter.

•	Avid reported $37.5 million in cash and cash equivalents as of July 31, 2018, compared to $42.3 million on April 30, 2018.

More detailed financial information and analysis may be found in Avid’s Quarterly Report on Form 10-Q, which will be filed with the Securities and Exchange Commission today.

2

Conference Call

Avid will host a conference call and webcast this afternoon, September 10, 2018, at 4:30 PM EDT (1:30 PM PDT).

To listen to the conference call, please dial (877) 312-5443 or (253) 237-1126 and request the Avid Bioservices conference call. To listen to the live webcast, or access the archived webcast, please visit: http://ir.avidbio.com/events.cfm.

About Avid Bioservices, Inc.

Avid Bioservices is a dedicated contract development and manufacturing organization (CDMO) focused on development and cGMP manufacturing of biopharmaceutical products derived from mammalian cell culture. The company provides a comprehensive range of process development, high quality cGMP clinical and commercial manufacturing services for the biotechnology and biopharmaceutical industries.  With 25 years of experience producing monoclonal antibodies and recombinant proteins in batch, fed-batch and perfusion modes, Avid's services include cGMP clinical and commercial product manufacturing, purification, bulk packaging, stability testing and regulatory strategy, submission and support.  The company also provides a variety of process development activities, including cell line development and optimization, cell culture and feed optimization, analytical methods development and product characterization.  www.avidbio.com

Forward-Looking Statements

Statements in this press release which are not purely historical, including statements regarding Avid Bioservices' intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties including, but not limited to, the risk the company may not achieve cashflow positive, the risk the company may experience delays in engaging new clients, the risk that the company may not be successful in executing client projects, the risk that the company may experience technical difficulties in completing client projects which could delay delivery of products to customers, revenue recognition and receipt of payment or the loss of the customer, the risk that one or more existing customers terminates its contract prior to completion or reduces or delays its demand for development or manufacturing services, and the risk that the company may need to use the majority of its cash to fund operations, thereby delaying the contemplated upgrade to its process development capabilities and expansion plans. Our business could be affected by a number of other factors, including the risk factors listed from time to time in our reports filed with the Securities and Exchange Commission including, but not limited to, our annual report on Form 10-K for the fiscal year ended April 30, 2018, as well as any updates to these risk factors filed from time to time in our other filings with the Securities and Exchange Commission. We caution investors not to place undue reliance on the forward-looking statements contained in this press release, and we disclaim any obligation, and do not undertake, to update or revise any forward-looking statements in this press release except as may be required by law.

3

avid bioservices, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS and comprehensive loss (UNAUDITED)

(in thousands, except share and per share information)

	Three Months Ended July 31,
	2018	2017

Contract manufacturing revenue	$12,589	$27,077
Cost of contract manufacturing	11,397	20,448
Gross profit	1,192	6,629

Operating expenses:
Selling, general and administrative expenses	3,215	3,853

Operating (loss) income	(2,023)	2,776

Other income (expense):
Interest and other income	73	27
Interest and other expense	(11)	(3)

(Loss) income from continuing operations	$(1,961)	$2,800
Loss from discontinued operations	–	(4,005)

Net loss	$(1,961)	$(1,205)

Comprehensive loss	$(1,961)	$(1,205)

Series E preferred stock accumulated dividends	(1,442)	(1,442)

Net loss attributable to common stockholders	$(3,403)	$(2,647)

Weighted average common shares outstanding:
Basic	55,770,108	44,773,727
Diluted	55,770,108	44,877,985

Net (loss) income per common share attributable to common stockholders, basic:
Continuing operations	$(0.06)	$0.03
Discontinued operations	$–	$(0.09)
Total	$(0.06)	$(0.06)

Net (loss) income per common share attributable to common stockholders, diluted:
Continuing operations	$(0.06)	$0.03
Discontinued operations	$–	$(0.09)
Total	$(0.06)	$(0.06)

- continued -

4

avid bioservices, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share information)

	July 31, 2018	April 30, 2018
	Unaudited
ASSETS
Current assets:
Cash and cash equivalents	$37,484	$42,265
Trade and other receivables	2,951	3,754
Contract assets	4,775	–
Inventories	9,168	16,129
Prepaid expenses	528	679
Assets of discontinued operations	2,014	5,000
Total current assets	56,920	67,827
Property and equipment, net	26,336	26,479
Restricted cash	1,150	1,150
Other assets	302	304
Total assets	$84,708	$95,760

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,122	$1,909
Accrued payroll and related costs	2,030	2,564
Contract liabilities	17,994	27,935
Other current liabilities	609	905
Liabilities of discontinued operations	1,969	4,550
Total current liabilities	25,724	37,863

Deferred rent, less current portion	2,145	2,159
Capital lease, less current portion	93	–

Commitments and contingencies

Stockholders’ equity:
Preferred stock—$0.001 par value; authorized 5,000,000 shares; 1,647,760 shares issued and outstanding at July 31, 2018 and April 30, 2018, respectively	2	2
Common stock—$0.001 par value; authorized 500,000,000 shares; 55,990,274 and 55,689,222 shares issued and outstanding at July 31, 2018 and April 30, 2018, respectively	55	55
Additional paid-in capital	615,040	614,810
Accumulated deficit	(558,351)	(559,129)
Total stockholders’ equity	56,746	55,738
Total liabilities and stockholders’ equity	$84,708	$95,760

###

5